SCOTTSDALE ATRIUM PROFESSIONAL BUILDING
CLANCY AND CO. P.L.L.C.	14300 N. NORTHSIGHT BLVD.	PH: 602 266-2646
CERTIFIED PUBLIC ACCOUNTANTS	SUITE 107	FAX: 602) 224-9496
AND CONSULTANTS	SCOTTSDALE, AZ 85260	www.clancyandco.com

Clancy and Co., P.L.L.C.

14300 N. Northsight Blvd., Suite 107

Scottsdale, AZ 85260

Tel: (602) 266-2646

Fax: (602) 224-9496

May 4, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.	20549-7561

United States of America

We have read Item 4 of Global Innovative Systems Inc.’s Form 8-K dated May 4, 2006, and we agree with the statements made therein as they relate to our firm only.

Yours truly,

/s/ Clancy and Co.

Clancy and Co., P.L.L.C.